As filed with the Securities and Exchange Commission on April 2, 1999
                                                     Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                           NaPro BioTherapeutics, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


Delaware                                                  84-1187753
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                        Identification No.)

6304 Spine Road, Unit A                                               80301
Boulder, Colorado                                                  (Zip Code)
Telephone: (303) 530-3891
 (Address of Principal Executive Offices)
                                 ---------------

                           NaPro BioTherapeutics, Inc.
                    1994 Long-Term Performance Incentive Plan

                           NaPro BioTherapeutics, Inc.
                             1998 Stock Option Plan

                            (full title of the plans)
                                 ---------------


Gordon H. Link, Jr.                                     With Copies to:
Chief Financial Officer
6304 Spine Road, Unit A                              Susan L. Oakes, Esq.
Boulder, Colorado 80301                            Holme Roberts & Owen LLP
Telephone: (303) 530-3891                       1700 Lincoln Street, Suite 4100
Telecopier: (303) 530-1296                          Denver, Colorado 80203
(Name, Address, and Telephone Number,              Telephone: (303) 866-0495
Including Area Code, of Agent for Service)        Telecopier: (303) 866-0200



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



                         CALCULATION OF REGISTRATION FEE


                                        Proposed Maximum      Proposed Maximum
 Title of Securities     Amount to be    Offering Price      Aggregate Offerin      Amount of
   to be Registered     Registered (1)    Per Share(2)           Price (2)      Registration Fee
----------------------  --------------- -----------------  ------------------- -------------------
     Common Stock
  ($.0075 par value)    $    502,350         1.0000            $502,350.00          139.65
                              40,000         1.1875              47,500.00           13.21
                              84,140         1.8125             152,503.75           42.40
                              95,105         2.0000             190,210.00           52.88
                             103,405         2.1719             224,585.32           62.44
                             -------                            ----------           -----
                             825,000                         $1,144,613.44       $  310.58


(1) 700,000 and 125,000 shares are covered by the 1994 Long-Term Performance Incentive Plan and the 1998 Stock Option Plan, respectively.

(2) Estimated solely for the purpose of calculating the registration fee for the shares being registered hereby pursuant to Rule 457 based on (a) an exercise price of $1.00 per share for 502,350 shares, $1.1875 per share for 40,000 shares, $1.8125 per share for 84,140 shares and $2.00 per share for 95,105 shares, and (b) an exercise price of $2.1719 per share (the average of the high and low sales price for Common Stock on March 30, 1999, as reported on the Nasdaq market) for 103,405 shares of Common Stock covered by the Registrant's Plans which are not subject to outstanding options or restricted stock grants.


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



                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The following documents filed by NaPro BioTherapeutics, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in the Registration Statement:

         (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

         (2) The Company's Reports on Form 8-K filed on January 15, 1999, and January 27, 1999; and

         (3) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. Any statement contained in a document incorporated or deemed to be incorporated by reference herein by the Company shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


Item 4.  Description of Securities

         The description of the Common Stock to be issued is incorporated by reference from Amendment No. 2 to the Company's Registration Statement on Form S-1 filed May 17, 1996 (File No. 33-78016), as may be amended.


Item 5.  Interests of Named Experts and Counsel

         The legality of the shares of Common Stock will be passed on for the Company by Holme Roberts & Owen LLC, Denver, Colorado.

         The consolidated financial statements of NaPro Bio Therapeutics, Inc. appearing in NaPro BioTherapeutics, Inc.'s Annual Report (Form 10K) for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements to the extent covered by consents filed with the Securities and Exchange Commission given upon the authority of such firm as experts in accounting and auditing.


Item 6.  Indemnification of Directors and Officers.

         Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Certificate of Incorporation of the Registrant provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law.

         Section 145 of the Delaware General Corporation Law contains provisions permitting corporations organized thereunder to indemnify directors, officers, employees or agents against expenses, judgments and fines reasonably incurred and against certain other liabilities in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation. The Certificate of Incorporation and the


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By-Laws of the Registrant provide for indemnification of its directors and officers to the fullest extent permitted by applicable law. In addition, the Registrant maintains an officers and directors liability insurance policy.


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

Exhibit
Number            Description of Exhibit

3.1               Amended and Restated Certificate of Incorporation of the
                    Company(1)
3.2               Certificate of Amendment to the Amended and Restated
                    Certificate of Incorporation of the Company(2)
3.3               Bylaws of the Company.(1)
4.1               Common Stock Certificate.(1)
5.1               Opinion of Holme Roberts & Owen LLP.
23.1              Consent of Ernst & Young LLP.
23.2              The consent of Holme Roberts & Owen LLP is included in Exhibit
                    5.1.
24.1              Powers of Attorney.



(1) Incorporated herein by reference from the registration statement on Form S-1 of NaPro BioTherapeutics, Inc. filed July 27, 1994; File 33-78016.

(2) Incorporated herein by reference from the Form 10-K for fiscal year 1998 filed March 31, 1999.


Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

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



                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, as of March 30, 1999.

                                NaPro BioTherapeutics, Inc.


                                By:  /s/ Gordon H. Link, Jr.
                                     Gordon H. Link, Jr.
                                     Vice President and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


               Signatures                                      Title                       Date
               ----------                                      -----                       ----

                    *                    President and Chief Executive Officer;            March 30, 1999
---------------------------------------- Director (Principal Executive Officer)
          Sterling K. Ainsworth


                    *
---------------------------------------- Chairman of the Board of Directors                March 30, 1999
           Leonard P. Shaykin


         /s/ Gordon H. Link, Jr.         Vice President, Chief Financial Officer           March 30, 1999
---------------------------------------- (Principal Financial Officer)
           Gordon H. Link, Jr.


           /s/ Robert L. Poley           Controller (Principal Accounting Officer)         March 30, 1999
----------------------------------------
             Robert L. Poley


                    *                    Director                                          March 30, 1999
----------------------------------------
             Mark B. Hacken


                    *                    Director                                          March 30, 1999
----------------------------------------
          Arthur D. Hayes, Jr.


                    *                    Director                                          March 30, 1999
----------------------------------------
            Patricia A. Pilia


                    *                    Director                                          March 30, 1999
----------------------------------------
            Stanley Knowlton


                    *                    Director                                          March 29, 1999
----------------------------------------
              Seth Rudnick

* By:   /s/  Gordon H. Link, Jr.
             Gordon H. Link, Jr.
             Attorney-in-fact


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